Exhibit 10.21

NEOTHETICS, INC.

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Neothetics, Inc. (the “Company”) has granted to the Participant an award (the “Award”) of certain units pursuant to the Neothetics, Inc. 2014 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock, as follows:

Participant:	Employee ID:

Date of Grant:

Total Number of Units:	, subject to adjustment as provided by the Restricted Stock Units Agreement.

Settlement Date:	As soon as practicable on or after the date on which a Unit becomes a Vested Unit, but no later than March 15th of the calendar year following the year in which the Unit becomes a Vested Unit..

Vesting Commencement Date:

Vested Units:	Except as provided in the Restricted Stock Units Agreement and provided that the Participant’s Service has not terminated prior to the applicable date, the number of Vested Units (disregarding any resulting fractional Unit) as of any date is determined by multiplying the Total Number of Units by the “Vested Ratio” determined as of such date, as follows:

Vested Ratio

Prior to first anniversary of Vesting Commencement Date	0

INSERT VESTING SCHEDULE

Superseding Agreement:	[None] [Title and Date of Employment Agreement]

The terms and conditions of the Superseding Agreement shall, notwithstanding any provision of the Restricted Stock Units Agreement to the contrary, supersede any inconsistent term or condition set forth in the Restricted Stock Units Agreement to the extent intended by such Superseding Agreement.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Plan and the Restricted Stock Units Agreement, both of which are made a part of this document. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and Restricted Stock Units Agreement, and hereby accepts the Award subject to all of their terms and conditions.

NEOTHETICS, INC.		PARTICIPANT

By:
	[officer name]	Signature
[officer title]
Date
Address:
Address